Exhibit 16.1


TRACI J ANDERSON, CPA
                                                          14026 Cinnabar Place
                                                        Huntersville, NC 28078
                                                          Cell: (704) 904-0062
                                                        Office: (704) 948-6934
July 21, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Padova International USA, Inc. (dba Execute Sports, Inc.) and, under the date of January 11, 2005, we reported on the financial statements of Padova International USA, Inc. as of and for the years ended December 31, 2003. On February 15, 2005 our appointment as principal accountants was terminated. We have read Padova International USA, Inc.'s statements included under Item 4.01 of its Form 8-K dated July 22, 2004 and we agree with such statements, except that we are not ni a position to agree or disagree with Padova's statement that Bedinger & Company was not engaged regardgin the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Very truly yours,

/s/ Traci J. Anderson
Traci J. Anderson